SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FRISCH’S RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Frisch’s Restaurants, Inc.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 2, 2006

Dear Shareholders:

The annual meeting of the shareholders of Frisch’s Restaurants, Inc., an Ohio corporation, will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, on Monday, October 2, 2006 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	Election of four Directors to serve until the 2008 Annual Shareholders Meeting.

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

3.	Approval of an Amended and Restated Code of Regulations that modernizes and modifies the Code to more closely parallel applicable provisions of Ohio law.

4.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Your Board of Directors recommends a vote of “FOR ALL NOMINEES” on Proposal 1 and a vote “FOR” on Proposals 2 and 3.

Shareholders of record at the close of business on August 3, 2006 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

W. GARY KING Secretary

Cincinnati, Ohio

September 1, 2006

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares (1) via the Internet, or (2) by signing and dating the enclosed proxy and returning it in the accompanying envelope. You will find specific instructions for voting via the Internet on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

FRISCH’S RESTAURANTS, INC.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 2, 2006

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisch’s Restaurants, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”), and at any and all adjournments thereof. The Meeting will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 on Monday, October 2, 2006 at 10:00 a.m., Eastern Daylight Savings Time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about September 1, 2006.

THE PROXY

Proxy

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When you properly execute and return your proxy, the shares it represents will be voted at the meeting as specified on your proxy. If no specification is made, the shares represented by your duly executed proxy will be voted (i) for the election as Directors of each of the nominees listed thereon; (ii) for the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm; and (iii) for approval of the Amended and Restated Code of Regulations. The proxy will be voted at the discretion of the proxy holders, in accordance with the recommendations of the Board, on any other matter that may properly come before the meeting, including, in accordance with the rules of the Securities and Exchange Commission, any matter which the Company did not have notice of by July 18, 2006.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by (i) submitting a proxy bearing a later date using the voting method used when the revoked proxy was cast; (ii) filing a written notice of revocation with the President of the Company; or (iii) by attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

Record Date

The Board of Directors has fixed the close of business on August 3, 2006 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the “Record Date”). There were 5,077,501 shares of the Company’s common stock (“Common Stock”) issued and outstanding on the Record Date.

Voting

You are entitled to one vote for each share of Common Stock you owned of record on the Record Date on any matter submitted to a vote at the Meeting. However, in connection with the election of directors, shares may be voted cumulatively if written notice that cumulative voting for the election of Directors is desired is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding the Meeting. The Chairman will announce the giving of any such notice upon the convening of the Meeting, and all shareholders may then cumulate their votes for director nominees. Cumulative voting means that you have the right to vote the number of shares you owned as of the Record Date, multiplied by the number of Directors to be elected. You may cast this total number of votes for one nominee or distribute the votes among some or all of the nominees in any manner you desire. If cumulative voting is declared at the Meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

Quorum Requirement

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Vote Required

At the Meeting, directors will be elected by a plurality of the votes cast. Therefore, the four nominees receiving the greatest number of votes will be elected as Directors. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter.

Method of Counting Votes

Shares represented by proxies which are voted “Withhold Authority” or on which a broker has indicated the absence of discretionary authority to vote the shares will be counted as present for the purpose of determining a quorum, but will not be voted in the election of Directors. Shares voted on one proposal but not all proposals on the proxies returned by brokers will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter not voted on. Abstentions will also be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter as to which the abstention is effective.

PROPOSALS

PROPOSAL 1 - ELECTION OF DIRECTORS

Article II, Section 1 of the Company’s Code of Regulations provides that the business of the Company shall be managed and conducted by a Board of Directors consisting of not less than five nor more than nine members. The shareholders previously set the number of Directors at nine. The Code of Regulations also provides that shareholders entitled to elect Directors have the right to fill any vacancy in the Board (whether or not the vacancy has been filled by the remaining Directors) at any meeting of the shareholders attended by a quorum thereof. The Code of Regulations further requires that a majority of the Directors be independent.

At the Meeting, four Directors are to be elected for a two-year term, to serve until the 2008 annual meeting of shareholders and until their successors have been elected and qualified. Based upon the recommendation of the Nominating and Corporate Governance Committee, your Board of Directors has unanimously nominated the four persons named below for election as Directors at the Meeting to serve a two-year term.

The principal occupations and certain other information about all of the nominees are set forth below.

DIRECTOR NOMINEES TO SERVE UNTIL THE 2008 MEETING

Name	Positions with the Company, Business Experience And Other Directorships	Director Since
William J. Reik, Jr. (Age 68)	Director of the Company; Managing Director, William D. Witter, Inc. (investment counseling firm); Managing Director, Mitchell Hutchins Asset Management, Inc. (until February 1991)	1998

Lorrence T. Kellar (Age 69)	Director of the Company; Vice President, Continental Properties Company, Inc. (real estate developer) (since November 2002); Vice President – Real Estate, Kmart Corporation (April 1996 to September 2002); Group Vice President – Finance and Real Estate, The Kroger Co. (until April 1996); Chairman of the Board, Multi-Color Corporation (label printer); Director, Spar Group, Inc. (retail merchandiser); Trustee, Acadia Realty Trust; Trustee, The Public Library of Cincinnati and Hamilton County Foundation; Trustee, Cincinnati Ballet; Chairman, Urban Design Review Board, City of Cincinnati; Trustee, Cincinnati Symphony Orchestra	1998

Robert J. (RJ) Dourney (Age 48)	Director of the Company (since December 2005); President, Hearthstone Associates (since June 2005); Vice President-Operations, AuBon Pain (June 2001 to June 2005); Vice President-Operations, AHCI (May 2000 to June 2001)	2005

Karen F. Maier (Age 54)	Director of the Company (since February 2005), Vice President, Marketing of the Company (since July 1983)	2005

The Board of Directors recommends a vote of “FOR ALL NOMINEES” for all Director nominees.

Votes represented by proxies will be cast by the proxy holders in such a way as to effect the election of all nominees, or as many thereof as possible under the rules of cumulative voting in accordance with the recommendation of the Board. All nominees have consented to serve as directors if elected. However, in the event that any nominee shall become unable to serve prior to the Meeting, it is intended that the proxies will be voted for the balance of those nominees named and for such substitute nominee, if any, as shall be designated by the Board.

Directors and Executive Officers

The following table sets forth the names and certain information concerning the current Directors whose terms expire at the 2007 Annual Shareholders Meeting.

DIRECTORS TO SERVE UNTIL THE 2007 MEETING

Name	Positions with the Company, Business Experience And Other Directorships	Director Since
Blanche F. Maier (Age 79)	Director of the Company; Chairman Emeritus of the Board of Trustees, Cincinnati Ballet	1962

Dale P. Brown (Age 59)	Director of the Company; Writer (since January 1999); President and Chief Executive Officer, Sive/Young & Rubicam (advertising agency) (July 1990 to December 1998); Board of Trustees, University of Richmond; Director of Ohio National Financial Services, Cincinnati 2012 Inc., Metropolitan Growth Alliance, the Queen City Club, and The Mercantile Library of Cincinnati; President, Women’s Capital Club; Recipient of Two Silver Medals, American Advertising Federation; Chair, Women’s Initiative for Deloitte & Touche	1999

Craig F. Maier (Age 56)	President and Chief Executive Officer and a Director of the Company	1984

Daniel W. Geeding (Age 64)	Chairman of the Board of the Company; Vice President and Chief Financial Officer, The Health Foundation Fund (since 2002); Vice President and Chief Financial Officer, The Health Foundation of Greater Cincinnati (since 1999); formerly Professor of management and entrepreneurship (from 1969 to May 2002), Director of the Center for International Business (from June 1997 to May 2002), and Dean, College of Business Administration (April 1988 to June 1997), Xavier University; Director, Corporation For Findlay Market; Trustee, Bicentennial Commons Board of Visitors	1992

Jerome P. Montopoli (Age 63)	Retired Certified Public Accountant and Private Investor (since September 2001); Director, The Health Alliance of Greater Cincinnati (since January 2002); Trustee, The University of Cincinnati Foundation (since 1996); Managing Partner, Partner Matters, Andersen Worldwide (October 1999 to August 2001); Managing Partner, Michigan Offices, Arthur Andersen LLP (March 1992 to October 1999); Managing Partner, Cincinnati, Arthur Andersen LLP (March 1988 to March 1992)	2005

The following table sets forth the names and certain information concerning the current executive officers of the Company.

EXECUTIVE OFFICERS

Name	Positions with the Company, Business Experience And Other Directorships
Craig F. Maier (Age 56)	President, Chief Executive Officer (since 1989) and a Director of the Company (since 1984)

Donald H. Walker (Age 60)	Vice President-Finance, Chief Financial Officer (since October 1996) and Treasurer (since June 1982) of the Company

William M. Carpenter (Age 47)	Vice President-Operations, Chief Operating Officer (since August 8, 2005) of the Company; President, Zio’s Italian Kitchens (April 2003-August 2005); Managing Partner, Restaurant Alchemy, LLC (restaurant consultant) (January 2002 to April 2003); Vice President-Operations, Applebee’s International, Inc. (July 1988 to December 2001)

Lindon C. Kelley (Age 51)	Regional Director of the Company (since May 2000)

Louie Sharalaya (Age 56)	Regional Director of the Company (since June 2001)

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has unanimously selected the firm of Grant Thornton LLP to make an examination of the accounts of the Company and serve as the Company’s independent registered public accounting firm for the fiscal year commencing May 31, 2006. Grant Thornton LLP has made the audits of the Company’s accounts since 1952.

Shareholder ratification of the selection of independent accountants is not required by law, however, the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of Grant Thornton LLP is not ratified at the Meeting, the Board of Directors will consider the selection of other independent registered public accounting firms.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders. They will be afforded an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from the shareholders.

A.	Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements and internal controls, the reviews of the financial statements included in the Company’s Forms 10-Q and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements, during the fiscal years ended May 29, 2005 and May 30, 2006, were $445,362 and $406,831 respectively.

B.	Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended May 29, 2005 and May 30, 2006 for assurance and related services reasonably related to the performance of the audit or review of the financial statements (and not reported under “Audit Fees” above) were $56,459 and $135,609, respectively. Audit-related services principally included audits of the Company’s pension plan, 401(k) plan and medical plan, and assistance with responding to an SEC comment letter, changing the Company’s fiscal year end and reviewing restatements of certain financial statements in connection with pension cost errors made by the Company’s actuarial consulting firm.

C.	Tax Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended May 29, 2005 and May 30, 2006 for miscellaneous tax compliance, tax advice and tax planning were $12,676 and $10,539, respectfully. These fees were principally for the review of income tax returns and advice on other tax matters.

D.	All Other Fees

There were no fees billed for professional services rendered by Grant Thornton LLP for the fiscal years ended May 29, 2005 and May 30, 2006, for services other than those set forth above.

The Audit Committee considered the services of Grant Thornton LLP referenced in subparagraphs B through D above and determined those services were compatible with maintaining Grant Thornton LLP’s independence.

The Company has adopted a policy requiring pre-approval by the Audit Committee of audit and permissible non-audit services by Grant Thornton LLP. The Audit Committee did pre-approve all services by Grant Thornton LLP referenced above.

The Board of Directors recommends a vote “FOR” ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

PROPOSAL 3 – APPROVAL OF AMENDED AND RESTATED CODE OF REGULATIONS

The Board of Directors has unanimously approved, subject to approval by the shareholders of the Company, an Amended and Restated Code of Regulations. The amendments to, and restatement of, the Code of Regulations modernizes the current Code and modifies the Code to more closely parallel applicable provisions of current Ohio law. The full text of the proposed Amended and Restated Code of Regulations is attached hereto as Exhibit A. Although the following description is a summary of the changes made in the Amended and Restated Code of Regulations, the summary should be read in conjunction with, and is qualified by reference to, the full text of the proposed Amended and Restated Code of Regulations attached as Exhibit A.

Ohio law was recently amended to permit the Board to provide, by resolution, for uncertificated shares of the Company’s Common Stock. Allowing uncertificated shares would result in cost savings for the Company. Accordingly, the Amended and Restated Code has been revised to allow the Directors, by resolution in the future, to allow uncertificated shares for the Company’s Common Stock. Ohio law has also been updated to allow proxy authorizations by verifiable communication authorized by a shareholder, including electronic mail, facsimile and telephone, as well as regular written proxies. “Any transmission that creates a record capable of authentication” is permitted. The Amended and Restated Code has been updated to allow the Company to utilize the more modern forms of proxy voting now permitted under Ohio law.

The current Code and the proposed Amended and Restated Code of Regulations provide that the Board of Directors shall consist of not fewer than five nor more than nine members, as fixed by the shareholders from time to time. The shareholders have currently fixed the number of Directors at nine. To address a situation where a Director resigns or determines not to stand for reelection shortly before a scheduled annual shareholders meeting, a provision was added to the Amended and Restated Code that provides if a vacancy occurs on the Board within 60 days prior to any scheduled shareholder meeting, the Board may fill such vacancy after the Nominating and Corporate Governance Committee identifies, and the full Board approves, a suitable replacement, which may occur after the shareholders meeting. Any person filling a vacant Board seat under these circumstances would stand for reelection by the shareholders at the next annual shareholders meeting.

Outdated indemnification provisions were deleted and replaced by a general provision permitting the Board of Directors to determine indemnity issues based upon the Ohio law in effect at the applicable time. In addition, non-substantive changes, such as adding titles to the Articles and Sections, were also made to make it easier for shareholders to locate provisions by subject matter in the Code.

The Board of Directors recommends a vote “FOR” approval of the Amended and Restated Code of Regulations.

EXECUTIVE COMPENSATION

The following information is furnished with respect to each of the five most highly compensated executive officers of the Company, including the Chief Executive Officer, for the fiscal year ended May 30, 2006.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards Options		All Other Compensation
Name and Title	Fiscal Year	Salary	Bonus(a)	Other Annual Compensation
Craig F. Maier President and Chief Executive Officer	2006	$258,002	$290,210	$146,498	(b)	0		$0
	2005	252,125	382,989	228,220	(b)	20,000	(c)	0
	2004	250,000	404,800	264,014	(b)	30,000	(c)	0

William M. Carpenter	2006	191,077	15,120	141,789	(d)	10,500	(c)	3,024	(e)
Vice President - Operations

Donald H. Walker Vice President and Chief Financial Officer	2006	159,696	7,936	50,531	(f)	2,500	(c)	1,557	(e)
	2005	155,254	27,231	63,054	(f)	5,000	(c)	1,864	(e)
	2004	150,517	31,158	54,252	(f)	5,000	(c)	1,463	(e)

Lindon C. Kelley	2006	81,435	63,193	37,104	(g)	500	(c)	1,336	(e)
Regional Director

Louie Sharalaya	2006	76,927	56,266	41,600	(h)	500	(c)	973	(e)
Regional Director

(a)	Bonuses were paid 90% in cash and 10% in shares of the Company’s Common Stock, except for $46,440 of Mr. Maier’s bonus in 2006, which was contributed net of income tax to the Trust created for him under the Company’s Non-Deferred Cash Balance Plan.

(b)	$146,498 represents an auto allowance of $12,005, medical reimbursement of $17,722, contributions to the Company’s Nondeferred Cash Balance Plan of $103,601, and long-term disability benefits of $13,170. $228,220 represents an auto allowance of $7,477, medical reimbursement of $20,734, contributions to the Company’s Nondeferred Cash Balance Plan of $192,914, and long-term disability benefits of $7,095. $264,014 represents an auto allowance of $7,397, medical reimbursement of $9,289, contributions to the Company’s Nondeferred Cash Balance Plan of $221,124, and long-term disability benefits of $26,204.

(c)	Represents stock options earned in the applicable fiscal year but not formally granted until the beginning of the subsequent fiscal year. However, the amount shown for Mr. Carpenter includes 7,000 shares that were granted to Mr. Carpenter in August 2005 upon commencement of his employment.

(d)	Mr. Carpenter began employment with the Company on August 8, 2005. $141,789 represents an auto allowance of $6,581, medical reimbursement of $12,377, long-term disability benefits of $2,842 and reimbursement of relocation expenses of $119,989.

(e)	Represents Company matching contributions to the Frisch’s Executive Savings Plan.

(f)	$50,531 represents medical reimbursement of $11,461, contributions to the Nondeferred Cash Balance Plan of $35,764 and long-term disability benefits of $3,306. $63,054 represents medical reimbursement of $11,119, contributions to the Nondeferred Cash Balance Plan of $48,629 and long-term disability benefits of $3,306. $54,252 represents contributions to the Nondeferred Cash Balance Plan of $41,964, medical reimbursement of $9,001 and long-term disability benefits of $3,287.

(g)	$37,104 represents an auto allowance of $5,954, medical reimbursements of $14,691, contributions to the Nondeferred Cash Balance Plan of $15,725 and long-term disability benefits of $734.

(h)	$41,600 represents an auto allowance of $5,954, medical reimbursement of $11,682, contributions to the Company’s Nondeferred Cash Balance Plan of $22,838, and long-term disability benefits of $1,126.

The following table sets forth information regarding stock options granted to the named executive officers of the Company during the fiscal year ended May 30, 2006.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term
Name					5%	10%
Craig F. Maier	20,000	28%	$25.25	7/22/2015	$317,592	$804,840
William M. Carpenter	7,000	9%	$24.05	8/15/2015	$105,874	$268,307
Donald H. Walker	5,000	7%	$24.30	6/7/2015	$76,411	$193,640
Lindon C. Kelley	1,000	1%	$24.30	6/7/2015	$15,282	$38,728
Louie Sharalaya	1,000	1%	$24.30	6/7/2015	$15,282	$38,728

The foregoing options were granted under the 2003 Stock Option and Incentive Plan, which was recommended by the Compensation Committee, adopted by the Board of Directors and approved by the shareholders. Pursuant to the Plan, options for shares of the Common Stock of the Company are granted to officers and key management personnel. Under the Plan, options with terms not in excess of ten years from the date of grant may continue to be granted until terminated by the Board of Directors. See “Compensation Committee Report.” In addition to the options listed in the table above, during the last fiscal year, certain other key employees were granted options to purchase an aggregate of 37,500 shares at $24.30 per share. The options granted to Craig F. Maier vest six months after the grant date. All options granted to other key employees vest in three equal annual installments.

The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the fiscal year ended May 30, 2006, and the value of all unexercised options at May 30, 2006.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Net Value Realized	1993 Plan and 2003 Plan Number of Securities Underlying Unexercised Options Exercisable/ Unexercisable at 5/30/06	Value of Unexercised In-the-Money Options Exercisable/Unexercisable at 5/30/06
Craig F. Maier	0	$0	231,478E/0U	$1,922,888E/$0U
William M. Carpenter	0	$0	0E/7,000U	$0E/$11,550U
Donald H. Walker	0	$0	16,166E/5,001U	$84,501E/$4,668U
Lindon C. Kelley	667	$3,558	1,333E/1,001U	$2,774E/$934U
Louie Sharalaya	667	$3,558	1,333E/1,001U	$2,774E/$934U

Defined Benefit Pension Plan and Executive Retirement Plan

The Pension Plan adopted by the Board of Directors, in which executive officers of the Company participated through December 31, 1999, provides payments of annual benefits upon the retirement of employees covered by the Plan. Commencing in the year 2000, the executive officers of the Company began receiving comparable pension benefits through a Nondeferred Cash Balance Plan instead of accruing additional benefits under the Pension Plan. These benefits are determined each year, converted to a lump sum, paid into the officer’s individual trust and reported as W-2 compensation.

Under the qualified Pension Plan, an individual’s monthly Pension Plan benefit equals 51% of his or her average monthly compensation minus 50% of monthly Social Security benefits. The benefit of an individual who has less than 28 years of service with the Company is reduced by 1/28 for each year less than 28. Average monthly compensation is based upon the participant’s five highest consecutive compensation periods. For years prior to 1982, the compensation period is the month of September. For years 1982 through 1991, the compensation period is the month of July. For years after 1991, the compensation period is the entire calendar year; therefore, the monthly compensation for the period is 1/12 of the annual compensation.

Compensation that is taken into consideration for periods after 1991 includes all compensation reported on the participant’s W-2 and all elective contributions to a Section 125 or 401(k) plan, except that after July 15, 2002, the following items are specifically excluded: reimbursements, automobile expense allowances, use of a Company-owned automobile or any other Company-owned property, moving expense allowances and all other allowances, contributions to or benefits under the Company’s Nondeferred Cash Balance Plan, amounts realized from the grant and/or exercise of stock options, amounts attributable to split-dollar life insurance, other fringe benefits (cash and non-cash), deferred compensation, tips and allocated tips.

Under the Internal Revenue Code, there is an annual limitation on the amount of compensation of each employee that may be taken into account, which through 1999 was set at $160,000. The annual limitation for some of the years prior to 1994 was substantially higher. For 1999 and earlier, the Company had an unfunded Executive Retirement Plan (SERP) which provides a supplemental retirement benefit to qualified employees equal to the reduction in their benefits under the qualified Pension Plan that results when compensation exceeds the Internal Revenue Code limitation, or when elective salary deferrals are made to the non-qualified Frisch’s Executive Savings Plan.

Amounts set aside under the Pension Plan are computed on an actuarial basis using an aggregate funding method. Contributions of $600,000 will be made to the Pension Plan for the fiscal year ended May 30, 2006.

Estimated annual retirement benefits under the Pension Plan, Executive Retirement Plan (SERP) and Nondeferred Cash Balance Plan, assuming retirement at age 65 for Messrs. Craig F. Maier, Donald H. Walker, William M. Carpenter, Lindon C. Kelley and Louie Sharalaya would be as follows:

Name	Total Estimated Projected Benefit at Age 65 (1)	Qualified Pension Plan Benefit (2)	Non Qualified Executive Retirement Plan (SERP) Benefit (3)	Nondeferred Cash Balance Plan Benefit to Date Placed in Trust (4)*	Cash Balance Plan Benefit For Future Service [=(1)-(2)-(3)-(4)]
Craig F. Maier	$311,412	$43,606	$21,361	$173,514	$72,931
Donald H. Walker	81,482	30,185	1,576	35,858	13,863
William M. Carpenter	82,321	0	0	0	82,321
Lindon C. Kelley	58,845	15,128	0	21,113	22,604
Louie Sharalaya	53,506	16,982	0	22,333	14,191

*	The benefit amounts shown in this column are the amounts referred to in the first paragraph above and the contributions made to the plan during the fiscal year are included in the executives’ compensation in the Executive Compensation-Summary Compensation Table herein.

Board of Directors Information

Board and Committee Meetings and Compensation

The Board of Directors of the Company held five meetings during the fiscal year ended May 30, 2006. Each Director attended at least 75% of the aggregate number of meetings of the Board held and all committees of the Board on which the director served during the year (during the period he or she was a Board or committee member during the year). During the fiscal year ended May 30, 2006, the Company paid non-employee Directors an annual fee of $20,000 plus $1,200 for each Board meeting and Committee meeting attended in person ($600 if attended by phone). During the fiscal year ended May 30, 2006, each non-employee director who held office after the annual meeting on October 3, 2005 was also granted options to purchase 1,000 shares of the Company’s Common Stock at an exercise price of $24.03 per share. At that time, non-employee Directors consisted of Mrs. Maier, Ms. Brown and Messrs. Geeding, Kellar, Reik, and Montopoli.

Board members are expected to attend the Company’s annual shareholder meetings, and the annual meeting of the Board is scheduled immediately after the annual meeting of shareholders each year. Seven Board members attended last year’s annual shareholders meeting.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee that is currently comprised of Dale P. Brown (Chair), Lorrence T. Kellar and William J. Reik, Jr. All members of the Nominating and Corporate Governance Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended May 30, 2006. The Nominating and Corporate Governance Committee’s function is to search for and recommend qualified, experienced candidates to the Board to be nominated for election as Directors at annual shareholder meetings, to fill any vacancies on the Board, and to develop and implement appropriate corporate governance guidelines. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Shareholders may propose director nominees by submitting the name, phone number and qualifications of such nominee to the Committee, by no later than May 1 of any year for the next annual shareholders meeting, at: Chair, Nominating and Corporate Governance Committee, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. The Committee selects for nomination individuals who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with other nominees and members of the Board, in collectively serving the interests of the Company and its shareholders. The Committee evaluates all candidates based upon the same criteria regardless of whether they were nominated by the Committee, shareholders or a third party. The nominees for election at this annual meeting were recommended by the Nominating and Corporate Governance Committee and approved by the full Board of Directors. The Nominating and Corporate Governance Committee has a charter, which is available for review on the Company’s website at www.frischs.com. The Company has also adopted corporate governance guidelines recommended by the Committee, which are also available for review on the Company’s website.

Strategic Planning Committee

The Board has a Strategic Planning Committee that is currently comprised of Craig F. Maier, Co-Chair, Dale P. Brown, Co-Chair, William J. Reik, Jr., Robert J. Dourney and Karen Maier. The Strategic Planning Committee’s function is to develop, monitor and revise, as necessary, the Company’s strategic plan. The Strategic Planning Committee held two meetings during the fiscal year ended May 30, 2006, and its charter is available for review on the Company’s website at www.frischs.com.

Finance Committee

The Board of Directors has a Finance Committee currently comprised of Lorrence T. Kellar (Chair) and William J. Reik, Jr. All members of the Finance Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. The Finance Committee’s function is to review and advise management with respect to all strategies, plans, policies and actions related to corporate finance, including capital expenditure, dividend, and cash flow policies. The committee held one meeting during the fiscal year ended May 30, 2006.

Audit Committee

The Board of Directors of the Company has an Audit Committee currently composed of Jerome P. Montopoli (Chair), Daniel W. Geeding and Lorrence T. Kellar. All members of the Audit Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission, and the American Stock Exchange’s Listing Standards. The Company’s Board of Directors has determined that all three of the Audit Committee members are audit committee financial experts pursuant to the criteria established by the Securities and Exchange Commission. The financial background of each of these Audit Committee Members is contained in the section above entitled “Proposal 1 – Election of Directors.” The Board of Directors has adopted a written charter for the Audit Committee and that charter is available for review on the Company’s website at www.frischs.com. During the fiscal year ended

May 30, 2006, the committee held four meetings. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the Company’s internal audit function and of the independent registered public accounting firm, and (iv) the Company’s compliance with legal and regulatory requirements. In performing these functions, the Audit Committee discusses with internal auditors and outside independent registered public accounting firm their overall scope and plans for their respective audits. The Audit Committee also meets periodically with the independent registered public accounting firm, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee selects and oversees the work of the independent registered public accounting firm.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended May 30, 2006, with management of the Company and Grant Thornton LLP, the Company’s independent registered public accounting firm, which included discussions about the selection of appropriate accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Grant Thornton LLP its independence. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended May 30, 2006, be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board, and the Board approved, subject to shareholder ratification, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year commencing May 31, 2006.

Jerome P. Montopoli, Chair

Daniel W. Geeding

Lorrence T. Kellar

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee currently comprised of Daniel W. Geeding (Chair), Jerome P. Montopoli and Robert J. Dourney. All members of the Compensation Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. During the fiscal year ended May 30, 2006, the committee held four meetings. The Compensation Committee recommends policies for the Company with respect to the compensation of executive officers and directors and administers the Company’s benefit and stock option plans.

Compensation Committee Report

Chairman of the Board

Daniel W. Geeding became Chairman of the Board of the Company on March 16, 2005, to succeed Jack C. Maier who passed away. Mr. Geeding received an annual fee of $8,500 for his service as Chairman during the fiscal year ended May 30, 2006. In addition, he received the director fees described herein for attending Board and committee meetings.

Chief Executive Officer

During the fiscal year ended May 30, 2006, Craig F. Maier, President and Chief Executive Officer of the Company, was employed pursuant to a three-year employment agreement effective June 2, 2003. Mr. Maier’s base salary for the fiscal year ending May 30, 2006 was $258,002, when calculated to include the fiscal year-end change to May 30, 2006. The agreement provided that the Company would also pay Mr. Maier incentive compensation for each fiscal year during the contract that the Company’s pre-tax earnings (before deducting his incentive compensation) equal or exceed 4% of the Company’s total sales. The incentive compensation was equal to (a) 1.5% of the Company’s pre-tax earnings if in such year pre-tax earnings equal or exceed 4% (but are less than 5%) of the Company’s total sales, and (b) an additional 1.00% of the Company’s pre-tax earnings if in such year the Company’s pre-tax earnings equal or exceed 5% of the Company’s total sales. However, the incentive compensation was reduced to the extent that the payment of the incentive compensation would reduce the Company’s pre-tax earnings to below 4% of the

Company’s total sales. Incentive compensation is paid 90% in cash and 10% in the Company’s Common Stock. The agreement also provided that Mr. Maier will be granted stock options in any year in which the Company’s pre-tax earnings equal or exceed 4%, based on the following schedule:

Pre-Tax Earnings as a Percentage of Total Revenue	Stock Options Available
At least 4%, but less than 5%	10,000 shares
At least 5%, but less than 6%	20,000 shares
At least 6%	30,000 shares

All stock options are awarded under the terms of the stock option plan of the Company in effect at the time the options are awarded. The agreement also provided that in the event of Mr. Maier’s disability, the Company will pay him (for up to 120 months while he is alive and remains disabled) an annual sum equal to 60% of his average compensation (total compensation including incentive compensation) over the three preceding calendar years (reduced by any disability benefits received under any disability income plans maintained by the Company), adjusted annually after the first year to reflect 60% of the latest annual percentage change in the Consumer Price Index.

Upon the expiration of the June 2, 2003 employment agreement, the Company entered into a new employment agreement and first amendment thereto with Craig Maier, both effective as of May 28, 2006. Pursuant to the new agreement, Mr. Maier’s base salary for the fiscal year beginning May 31, 2006 will be $265,000. The incentive compensation provisions for Mr. Maier are the same as the June 2, 2003 agreement, as described above. However, under the new agreement, instead of the grant of stock options, the Company will make a contribution to the trust established for the benefit of Mr. Maier under the Frisch’s Restaurants, Inc. Nondeferred Cash Balance Plan for any fiscal year in which the Company’s pre-tax earnings equal or exceed 4% of the total revenue, based upon the following schedule:

Pre-Tax Earnings as a Percentage of Total Revenue	Contribution to the Plan As a Percentage of Salary
At least 4%, but less than 5%	18%
At least 5%, but less than 6%	37%
At least 6%	55%

Mr. Maier also has a change in control agreement with the Company dated November 21, 1989, as amended on March 17, 2006, which provides that, if there is a change in control of the Company that has not been approved by the Board of Directors, the Company shall either (a) continue Mr. Maier’s employment for up to three years with compensation and perquisites equal to that which he would have received had there not been such a change, (b) employ him on such other terms as he and the Company agree, or (c) terminate his employment and make lump sum payments to him equal to the present value, based on a certain discount rate, of such compensation and continue such perquisites until the end of the period for which his employment would have continued. The maximum aggregate lump sum payment that would be payable to Mr. Maier under the agreement if he were terminated on the date of filing of this Proxy Statement would be approximately $2,436,608, using a discount rate of 0.40%, in accordance with provisions of the agreement.

The Compensation Committee believes that the employment agreement and the compensation provisions therein are consistent with the Company’s executive compensation policies described in detail below.

Other Executive Officers

The compensation of all other executive officers for the fiscal year ended May 30, 2006 was determined in accordance with salary merit increase guidelines and incentive compensation formulas established prior to the commencement of the fiscal year.

The policies with respect to the Company’s other executive officers are: (1) to pay salaries generally in the middle of the range of salaries paid to executives of comparable levels of responsibility by comparable restaurant companies; (2) to grant merit increases in salary, within the salary range, based primarily on job performance as measured by specific, pre-determined individual goals; and (3) to award bonuses based on how well individual goals are achieved and how well the Company performs.

To determine the salaries of the Company’s other executive officers, the Company establishes a series of salary ranges that correspond to levels of executive responsibility. The basis for the establishment of the ranges is data provided by an independent consultant that is derived from an annual survey of approximately 92 comparable restaurant companies, including all of the members of the peer group used for the Corporate Performance Graph. The Committee sets the Company’s salary ranges to fall generally in the middle of the competitive ranges. Individual salaries are set within the applicable salary range and are reevaluated annually. Merit increases are granted within the salary range based on job performance as measured against one or more individual performance goals established annually for each executive.

The Frisch’s Executive Savings Plan (FESP), established in November 1993, provides a means for certain management employees who are disqualified from participating in the Frisch’s Employee 401(k) Savings Plan, to participate in a similarly designed non-qualified plan. Under the FESP, an eligible employee may choose to invest in Common Stock of the Company. For employees who choose to invest in the Company’s Common Stock, the Company makes a 15% matching contribution of Common Stock. Upon an employee’s retirement, the Company has the option to issue to the employee the shares of Common Stock allocated to that employee or to pay to the employee the fair market value of the Common Stock allocated to him or her in cash. A total of 58,492 shares of Common Stock were reserved for issuance under the FESP when it was established in 1993. As of May 30, 2006, 10,177 shares had been cumulatively redeemed by participants, reducing the remaining shares in the reserve to 48,315. The reserve balance of 48,315 shares contains 9,610 shares (including 2,141 shares allocated during the year ended May 30, 2006) that have been allocated but not issued to active plan participants.

Under the Company’s Senior Executive Bonus Plan, the other executive officers are entitled to earn annual bonuses of up to 40% of their salary. Each officer’s bonus is determined by a formula that takes into account (1) the extent to which individual performance goals established prior to the beginning of the fiscal year are met, and (2) the Company’s pre-tax consolidated earnings for the fiscal year, as a percentage of total sales. No incentive bonus is paid unless pre-tax consolidated earnings of the Company are at least 4% of sales. In order to receive the maximum bonus, an executive must fully meet the individual performance goals and pre-tax consolidated earnings of the Company must equal or exceed 7% of sales. Of the total bonus earned, 10% is paid in shares of the Company’s Common Stock and the remainder is paid in cash. For the fiscal year ended May 30, 2006, 327 shares of Common Stock were issued to employees pursuant to the plan. If all eligible employees under the Senior Executive Bonus Plan had earned their maximum bonus during the year ended May 30, 2006, a total of 1,791 shares of Common Stock would have been issued. Bonuses were awarded under the Senior Executive Bonus Plan equal to a percentage of salary, adjusted in accordance with a formula which took into account the extent to which individual goals were met, the Company’s pre-tax earnings for the fiscal year as a percentage of total sales, and the salary range maximum.

Daniel W. Geeding, Chair

Jerome P. Montopoli

Robert J. Dourney

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), the Directors, certain of the Company’s officers and persons owning more than 10% of the outstanding shares of the Company’s Common Stock are required to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish copies of such reports to the Company. The Company is required to set forth in this Proxy Statement the number of late reports, transactions not reported and any known failure to file a report. Based solely on a review of the reports which were furnished to it and certain written representations of each reporting person, to the Company’s knowledge, the aforesaid filing requirements were satisfied by the persons subject thereto, except one late Form 4 report was filed by Blanche F. Maier to report that she had sold 1,000 shares of the Company’s Common Stock as Trustee of a Trust.

Certain Relationships and Related Transactions

During the fiscal year ended May 30, 2006, a franchised restaurant in West Chester, Ohio owned by Frisch West Chester, Inc. (“West Chester”), which in turn is owned by Karen F. Maier and other children (except Craig F. Maier) of Blanche F. Maier, a Director of the Company, made purchases from the Company’s commissary totaling $579,722 and paid to the Company advertising fees of $55,339, employee leasing fees of $917,070, payroll and accounting fees of $12,064, human resources and benefit fees of $14,672 and franchise fees of $83,008. A franchised restaurant in West Hamilton, Ohio is owned by Frisch Hamilton West, Inc. (“Hamilton West”), which in turn is owned by other members of Blanche F. Maier’s family. During the last fiscal year, Hamilton West made purchases from the Company’s commissary totaling $767,940 and paid to the Company advertising fees of $78,949, employee leasing fees of $1,242,759, payroll and accounting fees of $12,064, human resources and benefit fees of

$21,874 and franchise fees of $118,428. During the fiscal year ended May 30, 2006, a franchised restaurant in New Richmond, Ohio owned by Craig F. Maier, an officer and Director of the Company, made purchases from the Company’s commissary totaling $347,378 and paid to the Company advertising fees of $34,205, employee leasing fees of $586,164, payroll and accounting fees of $12,064, human resources and benefit fees of $12,004 and franchise fees of $51,308. The above-described transactions were effected on substantially similar terms as transactions with persons having no relationship with the Company.

Hamilton West is a party to an Agreement to Purchase Stock with the Company, which provides when there is only one remaining shareholder of Hamilton West, that remaining shareholder may require the Company to purchase any or all his or her shares of Hamilton West at any time, and the Company is required to purchase all such shares upon the death of the sole remaining shareholder. The purchase price for any such purchase by the Company would be the book value of the shares as determined by the corporation’s accountants based upon generally accepted accounting principles, determined as of the end of the month immediately preceding the closing. The closing must be held within 30 days after the demand for purchase by the remaining shareholder or the appointment of the personal representative for the shareholder’s estate, as applicable, and the purchase price must be paid in cash at the closing.

West Chester is a party to an Agreement to Purchase Stock with the Company, which provides when there is only one remaining shareholder of West Chester, that remaining shareholder may require the Company to purchase any or all his or her shares of West Chester at any time, and the Company is required to purchase all such shares upon the death of the sole remaining shareholder. The purchase price for any such purchase by the Company would be the greater of either the book value of the shares or twice the average earnings per share over the prior three years, with a maximum purchase price of $100,000 less any outstanding debt owed by the deceased shareholder to the corporation. The closing must be held within 30 days after the demand for purchase by the remaining shareholder or the appointment of the personal representative for the deceased shareholder’s estate, as applicable, and the purchase price must be paid in cash at the closing.

Karen F. Maier, a Director and Vice President – Marketing of the Company, is the daughter of Blanche F. Maier and the sister of Craig F. Maier. During the fiscal year ended May 30, 2006, Ms. Maier received a salary of $126,315, a bonus of $7,789, medical reimbursement of $8,212, contributions to the Nondeferred Cash Balance Plan of $18,589, long-term disability benefits of $1,221, the Company made matching contributions to the Frisch’s Executive Savings Plan in the amount of $790, and Ms. Maier earned options for 3,500 shares of the Company’s common stock.

Scott Maier, a Construction Manager at the Company, is the son of Blanche F. Maier and the brother of Craig F. Maier and Karen F. Maier. During the fiscal year ended May 30, 2006, Scott Maier received a salary of $64,891 and an auto allowance of $5,256.

Until his death on February 2, 2005, Jack C. Maier served as Chairman of the Board and provided other services to the Company pursuant to an employment agreement effective May 29, 2000. Jack C. Maier was the husband of Blanche F. Maier and the father of Craig F. Maier and Karen F. Maier. The agreement provides that upon the death of Jack C. Maier, the Company will pay to his widow, Blanche F. Maier, or to her estate if she should die, for each of the next ten years the amount of $214,050, adjusted annually to reflect 50% of the latest annual percentage change in the Consumer Price Index for All Urban Consumers. In accordance with the agreement, the Company began paying Blanche F. Maier the monthly amount of $17,837.50 following his death, which increased to $18,140.74 effective March 1, 2006, pursuant to the terms of the agreement.

Corporate Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock over the five year period ending May 30, 2006 with the Russell 2000 Index and a group of the Company’s peer issuers, selected by the Company in good faith. The graph assumes an investment of $100 in the Company’s Common Stock, in the Index and in the common stock of the peer group on June 3, 2001 and reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG FRISCH’S RESTAURANTS, INC., THE RUSSELL 2000 INDEX

AND A PEER GROUP

*	$100 invested on 6/3/01 in stock or index-including reinvestment of dividends

	Cumulative Total Return
	6/3/01	6/2/02	6/1/03	5/30/04	5/29/05	5/30/06
FRISCH’S RESTAURANTS, INC.	100.00	159.10	152.84	236.73	206.60	220.79
RUSSELL 2000	100.00	98.46	90.40	117.79	129.40	150.82
PEER GROUP	100.00	177.43	163.51	174.56	197.40	190.60

The Peer Group consists of the following issuers: Bob Evans Farms, Inc., Steak n Shake Co., CBRL Group, Inc., IHOP Corp., Ryan’s Restaurant Group Inc. and Friendly Ice Cream Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of August 3, 2006 (unless a different date is specified in the notes to the table), with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Blanche F. Maier	1,708,213	(1)(2)	33.6%
2800 Gilbert Avenue Cincinnati, OH 45206
Craig F. Maier	1,315,453	(2)(3)	24.8%
2800 Gilbert Avenue Cincinnati, OH 45206
Karen F. Maier	851,159	(2)(4)	16.7%
2800 Gilbert Avenue Cincinnati, OH 45206
William D. Witter, Inc.	643,411	(5)	12.7%
153 East 53rd Street New York, NY 10022
Royce & Associates, LLC	446,000	(6)	8.8%
1414 Avenue of Americas New York, New York 10019

(1)	Includes 780,726 over which Mrs. Maier has sole voting and investment power, 924,487 shares over which she has sole voting power only and 3,000 shares which she has the right to acquire pursuant to the exercise of stock options. The amounts shown above include the following shares over which she has sole voting power as Voting Trustee pursuant to a Voting Trust Agreement dated June 26, 1997: Craig F. Maier and Karen F. Maier, as Co-Trustees of the Trust established under the Will of David Frisch, deceased as to 764,197 shares; and Craig F. Maier, as Trustee under the Annette Frisch Amended and Restated Trust Agreement as to 160,290 shares. See also footnotes (2), (3) and (4).

(2)	Craig F. Maier and Karen F. Maier are siblings and are the children of Blanche F. Maier.

(3)	Includes 159,488 shares over which Mr. Maier has sole voting and investment power, 764,197 shares over which Mr. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, 160,290 shares over which he has sole investment power only as Trustee under the Annette Frisch Amended and Restated Trust Agreement, and 231,478 shares which he has the right to acquire pursuant to the exercise of employee stock options. See also footnotes (1), (2) and (4).

(4)	Includes 65,962 shares over which Ms. Maier has sole voting and investment power, 764,197 shares over which Ms. Maier and Craig F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 21,000 shares which she has the right to acquire pursuant to the exercise of employee stock options. See also footnotes (1), (2) and (3).

(5)	The information given is as of January 20, 2006, as reported in a Schedule 13G filed with the Securities and Exchange Commission.

(6)	The information given is as of January 20, 2006, as reported in a Schedule 13G filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of August 3, 2006, with respect to the number of shares of Common Stock beneficially owned by (i) each Director, including each nominee for election as a Director, of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all Directors and named executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Daniel W. Geeding	13,236	(1)	*
Jerome P. Montopoli	2,000	(2)	*
Blanche F. Maier	1,708,213	(3)	33.6%
Craig F. Maier	1,315,453	(3)	24.8%
Dale P. Brown	6,736	(4)	*
Lorrence T. Kellar	13,000	(5)	*
William J. Reik, Jr.	217,060	(6)	4.3%
Karen F. Maier	851,159	(3)	16.7%
Robert J. Dourney	0		*
William M. Carpenter	10,560	(7)	*
Donald H. Walker	26,042	(8)	*
Lindon C. Kelley	2,627	(9)	*
Louie Sharalaya	2,526	(10)	*
All Directors and executive officers as a group	2,479,928	(11)	46.0%

*	Less than 1% of class.

(1)	Includes 7,236 shares over which he has sole voting and investment power and 6,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(2)	Includes 1,000 shares over which he has sole voting and investment power and 1,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(3)	See footnotes (1), (2), (3) and (4) to the chart in the preceding section entitled “Security Ownership of Certain Beneficial Owners.”

(4)	Includes 3,736 shares over which she has sole voting and investment power and 3,000 shares that she has the right to acquire pursuant to the exercise of stock options.

(5)	Includes 10,000 shares over which he has sole voting and investment power and 3,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(6)	Includes 209,060 shares over which he has sole voting and investment power and 8,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(7)	Includes 60 shares over which he has sole voting and investment power and 10,500 shares that he has the right to acquire pursuant to the exercise of stock options.

(8)	Includes 2,375 shares over which he has sole voting and investment power and 23,667 shares that he has the right to acquire pursuant to the exercise of stock options.

(9)	Includes 127 shares over which he has sole voting and investment power and 2,500 shares that he has the right to acquire pursuant to the exercise of stock options.

(10)	Includes 26 shares over which he has sole voting and investment power and 2,500 shares that he has the right to acquire pursuant to the exercise of stock options.

(11)	Includes 315,645 shares that the group has the right to acquire pursuant to the exercise of stock options.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder who wishes a proposal to be considered for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders, which is currently scheduled for October 1, 2007, must submit the proposal to the Company on or before May 4, 2007. Proposals should be addressed to W. Gary King, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Any such proposal must satisfy the conditions for shareholder proposals established by the Securities and Exchange Commission in Rule 14a-8 promulgated pursuant to the Securities and Exchange Act of 1934, as amended.

Any shareholder who intends to directly present a proposal at the 2007 Annual Shareholders Meeting (outside of the Rule 14a-8 process) must notify the Company of the proposal on or before July 14, 2007. If the Company is not notified by such date, the Company will have the right to exercise discretionary voting authority for the proxies it obtains with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Notices of any intention to present a proposal at the 2007 Annual Shareholders Meeting should be addressed to the Secretary of the Company at the address set forth in the foregoing paragraph.

The Board of Directors has a process for shareholders to send communications to the Board. Shareholders desiring to send a communication to the Board should address their written communication to: The Board of Directors, c/o W. Gary King, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Mr. King will distribute copies of any such communications to all Board members.

COST OF SOLICITATION

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy and any additional material relating to the Meeting and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodial nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain officers and employees of the Company may solicit proxies in person or by telephone, facsimile transmission or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Company’s Board of Directors knows of no other matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the meeting, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their discretion, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

W. GARY KING

Secretary

Dated	September 1, 2006

The Company will supply without cost, upon written request, a copy of the Company’s most recent Annual Report on Form 10-K, including financial statements and schedules. Such request should be directed to Mr. Donald H. Walker, Chief Financial Officer, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206.

EXHIBIT A

AMENDED AND RESTATED CODE OF REGULATIONS

OF

FRISCH’S RESTAURANTS, INC.

(Effective October 2, 2006)

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders of the company shall be held during the month of October each year, on the day and at the hour and location fixed in the notice. If, for any reason, the annual meeting cannot be held during the month of October, the Board of Directors shall call a meeting as soon thereafter as practical. Meetings of shareholders may be held at such place within or outside the State of Ohio as may be determined by the Board of Directors. The purpose of the annual meeting shall be the election of Directors and the transaction of such other business as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders may be called upon the written request of: (1) the President, or in case of the absence, death or disability of the President, the Vice President authorized to exercise the authority of the President; (2) the Directors, by action at a meeting at which a quorum is present or by a majority of the Directors acting without a meeting; or (3) shareholders holding at least fifty percent (50%) of all shares entitled to vote at the meeting. Calls for special meetings shall specify the time, place and purpose thereof. No business other than that specified in the call shall be considered at any special meeting.

SECTION 3. Notice and Purpose of Meetings. Except as otherwise provided by law, written notice of each meeting of shareholders shall be delivered to each shareholder of record entitled to notice of the meeting either personally or by mail. Notice shall be given not less than seven days or more than sixty days before the date of the meeting. The notice shall be directed to each shareholder at shareholder’s address as it appears on the records of the company or its transfer agent. Notice shall be deemed to have been given to the person entitled to it when deposited in the United States mail, postage prepaid, or personally delivered. Notice of each meeting shall state the purpose(s) of the meeting and the date, time and location of the meeting. Notice of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder; all waivers of notice shall be filed with the records of the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting the lack of proper notice either prior to or at the commencement of the meeting, shall be deemed a waiver by the shareholder of notice of the meeting.

SECTION 4. Quorum and Adjournment. Except as otherwise required by law, shareholders holding a majority of shares entitled to notice of the meeting shall constitute a quorum at any and all meetings of shareholders. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Except where otherwise required by law, notice of adjournment of a meeting of the shareholders of the company need not be given if the time and place to which it is adjourned are fixed and announced at the meeting being adjourned.

SECTION 5. Organization. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or the President. The Secretary or an Assistant Secretary shall act as secretary of every meeting.

SECTION 6. Voting. Except in the case of cumulative voting as described below, each shareholder entitled to vote at a shareholder meeting shall have one vote for each share of stock registered in the shareholder’s name on the books of the company as of the applicable record date. Any vote may be cast by the shareholder entitled to vote in person or by proxy duly appointed by an instrument in writing executed by the shareholder. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic or other transmission, that appears to have been transmitted by a shareholder entitled to vote and that appoints a proxy, is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a shareholder entitled to vote and appoints a proxy is a sufficient writing to appoint a proxy. Except as otherwise provided by law or the Articles of Incorporation, no vote on any question upon which a vote of the shareholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the shareholder

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or proxy voting. All elections of directors shall be by a plurality vote unless notice demanding cumulative voting has been presented to the company as provided in Section 1701.55 of the Ohio Revised Code, as amended, and in such event the Directors shall be elected by cumulative voting as provided in such statute. Except as otherwise provide by law, the Articles of Incorporation or this Code of Regulations, all other matters shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote on the matter.

SECTION 7. Inspector(s) of Election. The Directors, in advance of any meeting of shareholders, shall appoint an inspector or inspectors of election to act at the meeting and any adjournment thereof. If an inspector is not so appointed or fails to appear, the Chairman or the President may, and on the request of any shareholder or the shareholder’s proxy shall, make such an appointment. The inspector(s) shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Number. All of the authority of the company shall be exercised by or under the direction of the Board of Directors. The Board of Directors shall consist of not fewer than five (5) or more than nine (9) members, as shall be fixed by the shareholders from time to time. Any Director’s office created by reason of an increase in the number of members of the Board may be filled by action of a majority of the Directors in office if not filled by the shareholders at the meeting increasing the number of Directors.

SECTION 2. Independence. A majority of the Directors and of each committee of the Directors shall be persons who are not, and have not been within three years of the date of their selection, (i) an officer or employee of the company, (ii) a relative of an officer or employee of the company, or (iii) a person having a material relationship with the company as an advisor or consultant.

SECTION 3. Term. Except as otherwise provided herein or by law, Directors shall be elected at the annual meeting of the shareholders. The Board of Directors shall be divided into two classes consisting of not less than two Directors each. Directors elected at the first election of the first class shall hold office for a term of one year. Directors elected at the first election of the second class shall hold office for a term of two years. In each instance, such Directors shall hold office until their successors are elected and qualified. Upon expiration of the terms of office of the Directors as set forth above, their successors shall be elected for a term of two years and until their successors are elected and qualified. No reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director.

SECTION 4. Quorum. A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board when the Board is authorized to fill a vacancy. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 5. Resignation. Any Director may resign at any time by providing written or oral notice at any meeting of the Board of Directors or by such tender to the President or Secretary of the company. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

SECTION 6. Vacancies. Other than when a director is removed by the shareholders pursuant to Ohio law, the Directors may fill any vacancy by a majority vote of the remaining Directors until the next annual meeting of shareholders. In addition, if any vacancy is created on the Board within sixty (60) days prior to any scheduled annual shareholder meeting, the Board will fill such vacancy after the nominating committee identifies a suitable replacement, which may be after the shareholders’ meeting. In the event the shareholders remove a Director or Directors or increase the number of Directors, they may elect, at the meeting effecting the removal or the increase, a Director or Directors to fill the vacancy or vacancies resulting from their action. If the shareholders do not fill the vacancies at that meeting, or an adjournment thereof, the remaining Directors, though less than a majority of the whole authorized number of Directors, may fill the vacancies until the next annual meeting of shareholders.

SECTION 7. Regular Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders each year at the same location. Other regular meetings of the Board of Directors shall be held at the places and times fixed by resolution of the Board of Directors and no notice shall be required

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for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors. Meetings of the Board may be held in or outside the State of Ohio, as determined by the Board, and through any communications equipment permitted under Ohio law.

SECTION 8. Special Meetings. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, if any, the President or any two Directors. Calls for special meetings shall be made by written notice served on each Director via telegraph, telex, overnight delivery, facsimile, or electronic mail not less than two days before the meeting, or via regular U.S. mail, postage prepaid, not less than seven days before the meeting. Any notice of a special meeting must set forth the purpose(s) of the meeting. Notice of adjournment of a special meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting. Notice of the time, place, and purpose of any meeting may be waived by any Director in writing, before, during or after the holding of the meeting; all waivers of notice shall be filed with or entered upon the records of the meeting. The attendance of any Director at any meeting without protesting the lack of proper notice either prior to or at the commencement of the meeting shall be deemed to be a waiver by the Director of notice of that meeting.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Directors or any committee thereof may be taken without a meeting, in a written consent signed by all of the Directors. The written consent shall be filed with or entered upon the records of the company.

SECTION 10. Board Committees. Whenever the number of Directors is more than three, the Board of Directors, in its discretion, may designate three or more Directors to constitute committees of the Board, which shall have the powers and duties as the Board of Directors may properly determine. A committee shall act only during the intervals between meetings of the Directors, shall not have the power to fill vacancies among the Directors or in any committee, and shall fulfill their duties in compliance with any applicable laws, rules and regulations. A majority of the whole of a committee may determine its action and fix the time and place of its meetings, unless the Board of Directors otherwise provides. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee and to appoint one or more Directors as alternate members of any committee, who may take the place of any absent member or members at any meeting of the particular committee.

SECTION 11. Removal of Directors. Directors may be removed from office only as provided under Ohio law.

SECTION 12. Compensation. Each Director shall be entitled to reimbursement for his or her reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof or otherwise incurred in connection with his or her attention to the business of the company. Directors shall receive such compensation for their attendance at regular or special meeting of the Board of Directors and any committee(s) thereof as may be fixed from time to time by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. Officers. The principal officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and, if the Board of Directors so determine, a Chairman of the Board of Directors. These elected officers shall be elected by the Board of Directors. The Board of Directors may appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as in their judgment the business may require. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if that instrument is required by law or by the Articles of Incorporation or this Code of Regulations to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board, if any, shall be elected from among the Directors.

SECTION 2. Term and Removal. So far as is practicable, all elected officers shall be elected at the organizational meeting of the Board following the annual meeting of the shareholders each year. The term of office of all officers shall be one year and until their respective successors are elected, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. If any vacancy in any office occurs, the Board of Directors may elect a successor to file the vacancy for the remainder of the term.

SECTION 3. Powers and Duties. Each of the officers of the company shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be conferred from time to time by the Board of Directors. Each Vice President, Assistant Secretary, and Assistant Treasurer, in the order of their respective

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seniorities in the particular office, in the absence or disability of the President, Secretary or Treasurer respectively, shall perform the duties of such officer and shall generally assist the President, Secretary or Treasurer respectively.

SECTION 4. Bond. Any officer or employee may be required by the Board of Directors to give bond at the expense of the company. Any such bond shall be in an amount, on terms, and with such sureties as the Board of Directors may approve. The Board of Directors may delegate the authority to approve bonds to any officer or committee of the Board.

ARTICLE IV

STOCK AND STOCK TRANSFERS

SECTION 1. Certificates of Stock; Uncertificated Shares. Shares of capital stock of the company shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the company and shall not apply to a certificated security issued in exchange for a uncertificated security. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock shall be entitled to have a certificate signed in the name of the company by the President or Vice President and by the Treasurer, Assistant Treasurer or Secretary, representing the number and class of shares owned. The form of stock certificates and the signatures thereon shall comply with the requirements of current Ohio law. Any or all of the signatures on the certificate may be by facsimile, engraved, stamped or printed. Each certificate shall state the number and class of shares in the company held by the shareholder and shall contain such special statements as may be prescribed by Ohio corporation law. No certificate for shares shall be executed or delivered until the shares are fully paid. Although any officer of the company whose manual or facsimile signature is affixed to a certificate ceases to hold that office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

SECTION 2. Fractional Shares. The company may, but need not, issue a certificate for or including a fraction of a share or may otherwise act in this regard in accordance with the terms and conditions of the Ohio General Corporation Law.

SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. The provisions of the Ohio General Corporation Law, and such other provisions of law as may be referred to therein, shall govern with respect to lost, stolen or destroyed certificates for shares of the company.

SECTION 4. Record Date of Shareholders. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of, or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases; the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Section, including the date of the meeting of shareholders and the period ending with the date, if any, to which it is adjourned.

ARTICLE V

INDEMNIFICATION

The company shall indemnify the Directors and officers to the fullest extent permitted by Ohio law, subject to the limits of applicable federal law and regulation. The company may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law, subject to the limits of applicable federal law and regulation.

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ARTICLE VI

TRANSACTIONS BETWEEN THE COMPANY

AND ITS DIRECTORS OR OFFICERS

No contract, action or transaction shall be void or voidable with respect to the company for the reason that it is between or affects the company and one or more of its Directors or officers, or between or affects the company and any partnership, company, trust, association or other organization or entity in which one or more of its Directors or officers are Directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors or officers participate in or vote at the meeting of the Directors or a committee of the Directors that authorizes such contract, action or transaction, if in any such case: (a) the material facts as to his/her/their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith reasonably justified by such facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum of the Directors or the committee; or (b) the material facts as to his/her/their relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company held by persons not interested in the contract or transaction; or (c) the contract, action or transaction is fair as to the company as of the time it is authorized or approved by the Directors, a committee of the Directors, or the shareholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or of a committee thereof which authorizes the contract, action or transaction.

A Director shall not be considered to be an interested Director solely because the subject of the contract, action or transaction may involve or affect a change in control of the company or the Director’s continuation in office in that capacity.

The Directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the company by Directors and officers, or to delegate such authority to one or more officers or Directors.

ARTICLE VII

BOOKS AND RECORDS

The company shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, Directors, and committees of the Directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

ARTICLE VIII

FISCAL YEAR

The Directors shall determine the dates on which the fiscal year of the company is to begin and to end.

ARTICLE IX

AMENDMENTS

This Code of Regulations may be amended, restated or repealed, and new regulations not inconsistent with any provision of the Articles of Incorporation or statute may be adopted, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company, at any annual or special meeting of the shareholders, or without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power if the regulations are amended or new regulations are adopted without a meeting of the shareholders, the secretary of the company shall mail a copy of the amendment or the new regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

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PROXY

FRISCH’S RESTAURANTS, INC.

ANNUAL MEETING OF SHAREHOLDERS

October 2, 2006

The undersigned shareholder of Frisch’s Restaurants, Inc. (the “Company”) hereby nominates, constitutes and appoints Craig F. Maier and Daniel W. Geeding, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, on Monday, October 2, 2006 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as set forth on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

FRISCH’S RESTAURANTS, INC.

October 2, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
-OR-	ACCOUNT NUMBER
INTERNET – Access “www.voteproxy.com“ and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet. ê

The Board of Directors recommends a vote of “FOR ALL NOMINEES” on Proposal 1 and “FOR” on Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLESE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE ☒

1. ELECTION OF FOUR DIRECTORS. To elect the persons below to serve as directors to serve until the 2008 Meeting and until their successors are elected and qualified:				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Robert J. (RJ) Dourney o Lorrence T. Kellar o William J. Reik, Jr. o Karen F. Maier		2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
				FOR	AGAINST	ABSTAIN
			3. APPROVAL OF AMENDED AND RES TATED CODE OF REGULATIONS	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy is solicited on behalf of the Company’s Board of Directors, and may be revoked prior to its exercise by filing with the President of the Company a written instrument revoking this Proxy or a duly executed Proxy bearing a later date, or by appearing in person and voting at the meeting. The Proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instructions. If cumulative voting is properly declared, the votes will be cast in such a way as to effect the election of all nominees, or as many thereof as possible, in accordance with the recommendations of the Board of Directors. On other matters, if any, presented at the meeting, this Proxy shall be voted in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors, if any.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.